EXHIBIT NO. 99.(g) 2

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

JPMorgan Chase Bank, N.A. AND EACH OF THE INVESTMENT COMPANIES

Dated as of April 8, 2021

Trust	Fund
Stand Alone Trusts	Massachusetts Investors Growth Stock Fund
MFS Series Trust II	MFS Growth Fund
MFS Series Trust III	MFS Global High Yield Fund MFS High Income Fund MFS High Yield Pooled Portfolio MFS Municipal High Income Fund
MFS Series Trust IV	MFS Mid Cap Growth Fund
MFS Series Trust V	MFS International New Discovery Fund MFS Research Fund MFS Total Return Fund
MFS Series Trust VI	MFS Global Equity Fund MFS Global Total Return Fund MFS Utilities Fund
MFS Series Trust VII	MFS Emerging Markets Equity Research Fund
MFS Series Trust VIII	MFS Global Growth Fund MFS Strategic Income Fund
MFS Series Trust IX	MFS Corporate Bond Fund MFS Limited Maturity Fund MFS Municipal Limited Maturity Fund MFS Total Return Bond Fund
MFS Series Trust X	MFS Blended Research Mid Cap Equity Fund MFS Global Bond Fund MFS International Large Cap Value Fund

Trust	Fund
MFS Series Trust XIII	MFS Diversified Income Fund MFS Government Securities Fund
MFS Series Trust XIV	MFS Institutional Money Market Portfolio
MFS Series Trust XV	MFS Global Alternative Strategy Fund
MFS Series Trust XVI	MFS Prudent Investor Fund
MFS Municipal Series Trust

MFS Alabama Municipal Bond Fund
MFS Arkansas Municipal Bond Fund
MFS California Municipal Bond Fund
MFS Georgia Municipal Bond Fund
MFS Maryland Municipal Bond Fund

MFS Massachusetts Municipal Bond Fund
MFS Mississippi Municipal Bond Fund
MFS Municipal Income Fund
MFS Municipal Intermediate Fund
MFS New York Municipal Bond Fund
MFS North Carolina Municipal Bond Fund
MFS Pennsylvania Municipal Bond Fund
MFS South Carolina Municipal Bond Fund
MFS Tennessee Municipal Bond Fund
MFS Virginia Municipal Bond Fund
MFS West Virginia Municipal Bond Fund

MFS Institutional Trust	MFS Institutional International Equity Fund

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed in this Appendix A, on Behalf of each of Their Respective Portfolios		JPMorgan Chase Bank, N.A.

By:	Christopher R. Bohane	By:	CARL MEHLDAU
Name:	Christopher R. Bohane	Name:	Carl Mehldau
Title:	Assistant Secretary	Title:	Vice President